SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934

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       Date of Report (Date of earliest event reported): January 10, 2001
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                          WAVERIDER COMMUNICATIONS INC.
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               (Exact name of registrant as specified in charter)


                                     NEVADA

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         (State or other jurisdiction of incorporation or organization)



              0-25680                                  33-0264030
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     (Commission File Number)            (I.R.S. Employer Identification Number)



         255 Consumers Road, Suite 500, Toronto, Ontario, Canada M2J 1R4
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               (Address of principal executive offices) (Zip Code)



                                 (416) 502-3200
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              (Registrant's telephone number, including area code)



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          (Former name or former address, if changed since last report)

Item 9     Regulation FD Disclosure

This document contains forward-looking statements that involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, trends in the development of the Internet as a commercial medium, market acceptance risks, technological development risks, seasonality and other risk factors detailed in the Company's filings with the Securities and Exchange Commission.

Can you provide further details on your pre-announced revenue for the year 2000 and what are the implications for the street's 2001 revenue projections?

WaveRider made significant progress in 2000 both in terms of sales and new product introductions. As laid out in the news release, our unaudited revenue for 2000 increased by 130% over 1999 and Q4 revenue showed an increase of 84% over Q4 1999 and 24% over Q3 2000.

Notwithstanding our accomplishments to date, these numbers do not meet the projections that have been issued by the street. We have suggested on several occasions that WaveRider would not provide revenue projections and that actual revenue could be double or half that of street estimates. At our stage of development, WaveRider has a very limited product portfolio such that any product delays will have a relatively larger impact on revenue. As we go forward we plan to expand our product portfolio and become less vulnerable and sensitive to any one product delay.

We would emphasize however that these delays have not diminished our belief in our positive growth outlook going forward. Our products are generating excitement in the marketplace and we remain confident that we will capture significant market share.

We are particularly pleased with the customer feedback on LMS2000 and NCL1155 performance.

After successfully testing a prototype installation over several months, the LMS3000 is currently being deployed in a pilot installation using the latest version of the end user modem. This version of the LMS3000 features a new design and lower cost and has incorporated numerous performance improvements over the earlier pilot installation. We are also in the final stage of FCC approval for the LMS3000. The FCC approval process for the LMS3000 has been more complicated and has taken longer than for the LMS2000 mainly due to its use of an interior antenna. Specifically, because the LMS3000 incorporates an interior antenna in close proximity to the end user, these antennae must meet very rigid FCC safety standards.

In the news release you refer to certain  accomplishments and acquired expertise
- can you elaborate?

We view our R & D capability as well as our professional services capabilities as major competitive advantages that differentiate WaveRider in the wireless sector. Our R & D department has grown from less than 25 people a year ago to more than 55 professionals presently. The building and integration of the team is now largely completed and the team's experience and capabilities are such that we expect significant contributions in terms of new product development going forward. Also, given our relatively small size and flexibility, we believe that we will be able to shorten typical industry product development cycles.

Similarly, our professional services group has grown and acquired substantial capabilities. Our product deployment experience, while admittedly involving longer cycles than expected, have provided WaveRider with valuable experience. This wireless network deployment experience, combined with the global capabilities of our service partners should facilitate WaveRider's global growth.

How did the ADE acquisition perform?

ADE was a strategic acquisition for WaveRider and we are pleased with their performance to date. ADE has a strong sales and service team that has captured significant market share in Australia in their 15 year history. The ADE personnel was one of the main motivators for the acquisition and it is gratifying to note that we have had no turnover in the sales and service areas.

As with most mergers, product sales and deployments were affected operationally by the merger and this has impacted the revenue contribution for Q4. ADE has now incorporated WaveRider's NCL and LMS2000 product lines and we anticipate significant growth going forward in their immediate market area as well as their expanded target market in Southeast Asia.

Other wireless companies have announced revenue shortfalls. Does this mean the wireless sector will experience slower growth than previously expected?

We believe the outlook for the wireless sector continues to be very positive for several reasons. The global Internet population is projected to continue to grow rapidly.

According to estimates released in December 2000, by Nua Ltd., the global online population has grown to over 400 million, almost double their estimate of 201 million online at September 1999. They, also, note that, despite this rapid growth, less than 7 percent of the world's population accesses the Internet, meaning that the potential for growth remains large. According to the Computer Industry Almanac, 490 million people around the world will have Internet access by 2002 and the ARC Group estimated, in July 2000, that this number could expand to 670 million users by 2005..

At the same time, according to the ARC Group in their report published in July 2000, most US homes and businesses do not have access to broadband Internet while demand for high speed Internet access is increasing. Although, the availability of high-speed Internet access is expanding in major urban centers (cable and DSL), the last mile to suburban, rural and international markets remains under-serviced.

Notwithstanding the current economic slowdown, we believe that the global demand for broadband wireless access equipment will exceed affordable solutions. Our customer experience to date with both the LMS2000 and the LMS3000 leads us to believe that we are well placed to capture significant market share both in North America and Internationally.

What are the inventory write-offs that you mention in the Press Release?

During the second half of 2000, the unlicensed wireless bridge market saw a number of new competitive offerings and significant price reductions, including the introduction of our own NCL1155. In fact, we believe our new NCL1155 to be the leading bridge/router in the industry in terms of data transmission speeds and price/performance features.

These competitive pressures, however, did seriously impact our older generation of products. The NCL 1135 product, which was derived from the TTI acquisition in FY1999, was limited in its feature set and too expensive to manufacture in light of the new competitive product offerings and, therefore, was discontinued at the beginning of Q4. The NCL135, our original product offering, while still offering significant feature benefits, was significantly discounted due to its slower transmission rates. The discontinuation of the NCL1135 and the discounting of the NCL135 resulted in write off of raw materials, inventory and service spares which impacted margins in Q3 and Q4.

What is meant by non-cash accounting charges?

In our current financing, the Company issued $5 million in 6% convertible notes with two warrants - one for five years at 165% of the bid price at closing and one for one year at 125% of the bid price at closing. In addition, we committed to issue future 6% convertible notes and warrants for a further $7 million.

When we look at this arrangement, the Company is receiving a reduced interest rate due to the fact that the notes can be converted to common stock and that warrants are being issued with the notes. Without these components the Company's ability to raise the funds or the interest rate charged would be significantly different. Accounting rules, therefore, attempt to determine the impact of these components.

Under U.S. GAAP, one must look at each component of a financial offering and give value to it. When there is no easy method to determine the exact value accounting estimates must be used - generally, for option and warrant pricing this entails the Black-Scholes valuation model.

For accounting purposes, we must look at and value:

1.       The convertible feature of the notes
2.       The one & five year warrants
3.       The cash-less exercise component of the 5 year warrants
4.       The commitment to issue future convertible notes

Once an appropriate value for each of these components is determined the amount will be expensed as a financing charge with the offsetting credit posted to other equity. This charge will not effect our cash or working capital position.

Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-k to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  January 11, 2001

                                        WaveRider Communications Inc.

                                        Per: /s/ Bruce Sinclair
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                                             Bruce Sinclair, President